UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Important Notice for Arconic Inc. Shareholders

Dear Arconic Inc. Shareholder:

A Special Meeting of Arconic Inc. Shareholders will be held on Thursday, November 30, 2017, at 10:00 a.m., local time, at the offices of Wachtell, Lipton, Rosen & Katz at 51 West 52 Street, New York, NY 10019.

At the Special Meeting, shareholders will vote on the matters set forth in the Proxy Statement dated October 13, 2017. Your vote is very important to us. We encourage you to vote promptly, whether or not you expect to attend the Special Meeting in person. To make voting as easy as possible, you may vote your shares of Arconic Inc. stock directly from this e-mail or by using the other methods described below.

Before submitting your vote, we encourage you to read and review the Proxy Statement for the Special Meeting. The Proxy Statement for the Special Meeting can be accessed by clicking on the link below.

Click here to view the Arconic Inc. Proxy Statement for the Special Meeting

If you would like to receive a paper copy of the Proxy Statement for the Special Meeting, you must request one. There is no charge to you for requesting a copy. Please make your request before November 16, 2017 to facilitate timely delivery. You may make your request by accessing www.MaterialRequest.com or by calling 1-866-804-1409 (toll free).

Admission to the Special Meeting will be by admission ticket only. Please indicate your desire to attend the meeting when voting via the Internet or by telephone or call 1-866-804-9594 or visit www.ArconicAdmissionTicket.com and follow the instructions provided so that we may send you an admission ticket.

You may submit your vote by Internet, telephone or mail by following these instructions:

Instructions for Submitting Your Voting Instructions via the Internet

1.	Click Here to Submit Your Voting Instructions or open your browser and enter "http://www.cesvote.com". You will be directed to the Internet voting site.

2.	Enter your personal control number noted below.

Control number:

3.	Follow the instructions to submit your voting instructions. Your Internet vote must be received by 6:00 a.m. Eastern Time on November 30, 2017 to be counted in the final tabulation except for participants in an Arconic sponsored savings plan. If you are a participant in an Arconic sponsored savings plan, your Internet vote must be received by 6:00 a.m. Eastern Time on November 28, 2017 to be counted in the final tabulation.

Instructions for Submitting Your Voting Instructions via Telephone

1.	Call the following toll-free number: 1-888-693-8683.

2.	Enter your personal control number noted below.

Control number:

3.	Follow the instructions to submit your voting instructions. Your telephone vote must be received by 6:00 a.m. Eastern Time on November 30, 2017 to be counted in the final tabulation except for participants in an Arconic sponsored savings plan. If you are a participant in an Arconic sponsored savings plan, your telephone vote must be received by 6:00 a.m. Eastern Time on November 28, 2017 to be counted in the final tabulation.

Instructions for Submitting Your Voting Instructions via Mail

1.	Click here to request a voter instruction card to be sent to you by mail and provide your personal control number.

Control number:

2.	Your voter instruction card and a postage-paid business reply envelope will be mailed to your address on file.

3.	Complete your voter instruction card, sign and return it in the envelope provided. Your voting instructions submitted by mail must be received before the start of the Special Meeting to be counted in the final tabulation except for participants in an Arconic sponsored savings plan. If you are a participant in an Arconic sponsored savings plan, your voting instructions submitted by mail must be received by 6:00 a.m. Eastern Time on November 28, 2017 to be counted in the final tabulation.